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                                    Exhibit 8

                        Opal Option to Purchase Agreement
                                 April 10, 1996
                                       and
                             Prospector's Agreement
                                 October 1, 1993


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
THIS AGREEMENT effective as of the 10th day of April, 1996 is made

BETWEEN;


          OKANAGAN OPAL INC., a company duly incorporated under the laws of the Province of British Columbia, having an office at 119 Campbell Avenue, in the City of Revelstoke, British Columbia

          (hereinafter referred to as "OOI")


                                                  OF THE FIRST PART
AND;



          CANADIAN NORTHERN LITES INC., a company duly incorporated under the laws of the State of Texas, in the United States of America and having an office located at 219 Broadway, Suite 261, LAGUNA BEACH, CALIFORNIA 92651

          (hereinafter referred to as "CANADIAN")



 A. Okanagan Opal Inc., under and subject to the terms and conditions of the October 1, 1993 created Prospectors Agreement, has acquired a legal and equitable 100% right, title and interest in and to the Klinker and Ewer mineral claims located in the Vernon Mining Division of British Columbia which constitute the Klinker Property as described in Schedule "A" attached hereto ("the Property"), subject only to the obligations expressed therein;

B. Canadian desires to acquire a sole and exclusive Option to Purchase the Klinker Property from Okanagan Opal Inc. and is prepared to pay the full purchase price demanded for the Klinker-Property by OOI, being $8,000,000.00 and 20% of outstanding shares of Canadian; however, Canadian wishes first to see further development of the "opal deposit" and the related "opal business" currently being developed by OOI; and if Canadian wishes, to have the opportunity to see further exploration work conducted on the property in order to further define the full economic potential of the opal deposits which occur on the property prior to Canadian Exercising the Option to Purchase the Klinker Property.

C. Therefore, in a Joint Letter of Intent signed January 7, 1996, between OOI and BOB ZABA (Public Company) now known as "Canadian", the intent and integrity of which will survive the signing of this agreement, insofar as may be required for the interpretation only of the terms of this agreement, where the context of the Joint Letter of Intent does not indicate a direct contradiction of the terms of this agreement, Okanagan Opal Inc. has agreed to grant an option to Canadian whereby Canadian can purchase all of OOI's interest in the Klinker Property in accordance with and under the terms of this "Option to Purchase Agreement". Canadian is prepared to make "Option Payments" and other payments and commitments to OOI in order to maintain a sole and exclusive "Option to Purchase" for the given period of time and under the terms and conditions as hereinafter described.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the terms, conditions, covenants, representations, promises, warranties and agreements hereinafter set forth and made in mutual consideration each to the other and in reliance thereon; and in consideration of the sum of ten dollars ($10.00) each to the other paid, the receipt of which is mutually acknowledged; and for other good and valuable considerations hereinafter contained, the sufficiency of which is mutually acknowledged and accepted, the parties agree as follows:

1.0  DEFINITIONS

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings;

     a) "Agreement" means this Option to Purchase Agreement, as the same may be amended, supplemented or modified from time to time.

     b) "Property" means those certain mineral claims which are listed and shown in Schedule "A" annexed hereto.

     c) "Option" means the option granted by OOI to Canadian to acquire a one hundred percent (100%) right, title and interest from OOI in and to the Property in accordance with specified terms and conditions of this agreement and the Prospectors Agreement.

     d) "Option Period" means the period during the term of this Agreement from Commencement Date hereof up to and including the date of "Exercise of the Option", or the earlier termination of this Agreement.

     e)   "Commencement Date" is the date first appearing above.


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     f)   "Option Term" is the period of time commencing on the Commencement
          Date and ending January 15, 1998

     g) "Termination Date" is January 15, 1998, or as otherwise expressly provided for herein.

     h) "Exercise of Option to Purchase" means that Canadian having been provided ample opportunity prior to the Termination Date to assess the Property and the related "Opal Business" in order to determine and resolve its interest in and desire to purchase the Klinker Property; will, prior to the expiry of the Option Term, make the "Initial Purchase Payment" to OOI and will declare in writing its "Intent to Purchase" the Klinker Property in order to "Exercise the Option to Purchase" a full 100% interest in the property in accordance with the terms and conditions of the Agreement, including the obligation to complete OOI's obligations under the Prospector's Agreement.

     i) "Payment(s), means shares or cash payable to OOI under the terms and conditions of this Agreement.

     j) "Shares" means common shares, share options, share purchase warrants or other stock instruments which might be presently authorized or imminently contemplated for acquisition, allocation or distribution to the Company, Canadian.

     k) "Minerals" means those substances defined as minerals under the Mineral Act of British Columbia which includes all metallic and non-metallic minerals; and for the purposes hereof specifically includes "Precious Opal" and the rocks in which they are hosted and any associated minerals which might be of economic value; and includes those rocks which occur on the claims which might be required for use in the mining, concentrating and disposal of waste or tailings related to production from the property; or, rocks and minerals which themselves may have a market value as an Industrial Mineral as interpreted under the Mineral Act.

     l) "Exploration and Development" means all direct or indirect examination, interpretation and analysis conducted on Canadian's behalf and intended to determine and fully evaluate the economic potential of any mineral deposits found on the Property and the preparation of those deposits for production.

     M) "Exploration and Development Expenditures" means all expenses incurred in direct connection with conducting pre-approved, budgeted exploration and development programs conducted on the Opal Project at the request of and deemed to be for the purpose of allowing Canadian to assess the Opal Business.

     n) "Exploration and Development Programs" means plans, including budgets, for every kind of work done on or in respect of the Opal Project by or under the direction of OOI for assessment of the

          Opal Business for the purposes of Canadian and without limiting the generality of the foregoing, includes geophysical, geochemical, geological surveys and such other physical and technical fieldwork studies and mapping that are necessary to explore the Property, including drilling, surface and underground exploration and development, designing, examining, investigating, interpreting all information and data gathered related to the evaluation of the economic potential of the Property and the Opal Business and all other work usually considered to be development and evaluation work conducted for the purpose of determining the economic viability of the Opal Business.

     o) "Production" or "Mining" means the act by the parties hereto of recovering marketable minerals through excavation and processing activities conducted on the Property.

     p) "Operator" means OOI or its appointed representative under this Agreement.

     q) "Earned Interest" or "Retained Interest" means a percentage ownership in the Property as may be deemed to be held from time to time by the parties hereto under the terms of this Agreement; with the understanding that these Interests are "Participating Interest" as defined below.

     r) "Participating Interest" except as otherwise provided herein, means that the party owning such interest must contribute its proportionate share of the opal business costs in order to maintain such interest and that party would be subjected to dilution of its deemed interest in the property for non-participation on those costs.


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     s)   "Dilution" means to have ones earned or retained interest reduced in accordance with a dilution formula to be adopted from a dilution clause generally accepted in the industry.

     t) "Joint Letter of Intent" means that document jointly signed on January 7, 1996 which outlines the intent upon which this "Option to Purchase Agreement" has been based; a copy of which is included herein as Schedule B.

     u) "Prospectors Agreement" means that Agreement between the original prospectors and Okanagan Opal Inc. signed on October 1, 1993; a copy of which is included herein as Schedule C, as amended by the document included herein as Schedule D.

     v) "Opal Business" means the business of mining, sorting, concentrating, grading, cutting, processing and mounting opal from the Klinker Property to create opal product and further means the business of selling rough opal or opal product at the wholesale and/or retail level as is deemed appropriate from time to time; which is being developed by and for the benefit of the parties hereto. Under this Agreement Canadian does not acquire an interest in the Company "Okanagan Opal Inc." but will participate in the Opal Business which OOI is developing except as expressly described in paragraph 6.7.

     w) "Net Profits" and "Net profit after taxes" means the residual amount of the gross revenue generated by the opal business which remains after the sale of opal product produced from the Klinker Property after all operating costs, depreciation, capitalized exploration and development costs and applicable taxes, including corporate income taxes, have been deducted.

1.2 Included Words: This Agreement shall read with such changes in gender or number as the context shall require.

1.3 Headings: The headings to the articles, paragraphs parts or clauses of the Agreement are inserted for convenience only and shall not affect the construction or intent hereof.

1.4 References: Unless otherwise stated, a reference herein to a numbered or lettered article, paragraph, clause or schedule refers to the specific item bearing that number or letter in this Agreement. A reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning, refer specifically and exclusively to this Agreement including the schedules hereto, together with any amendments thereof.

1.5 Schedules: the following schedules are incorporated into this Agreement by reference;

 Schedule                  Description
 --------                  -----------
 A                         Property Description
 B                         Joint Letter of Intent
 C                         Prospectors Agreement
 D                         Amendment to the Prospectors' Agreement

1.6 Severability: If any provision of this Agreement is or shall become illegal, invalid, or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and shall remain valid and subsisting and the said remaining provisions shall be interpreted considering the original intent of the whole Agreement and will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

2.0  REPRESENTATIONS AND WARRANTIES

2.1 OOI makes representation and warrants to Canadian that the mineral claims comprising the Property are in good standing as of the date hereof; and that-OOI is the legal and beneficial owner of the Property having complied with the terms and conditions contained in the Prospectors Agreement; that OOI has the right to enter into this Agreement and to dispose of the Property; that OOI has good title to the Property; and that the Property is clear of encumbrances, save the royalty requirement under the Prospectors Agreement and the Property is clear of adverse claims or challenges.

2.2 Canadian has or shall have at the requisite times the financial resources to discharge their obligations in respect to this Agreement. It is intended by the parties that Public funds raised by Canadian prior to exercise of this Option to Purchase shall be used primarily for conducting the required engineering or exploratory programs to determine viability of exercise of this option and secondarily for day to day operations of Canadian and for accumulating funds for purchase of the Klinker Property.

2.3 The parties will diligently and in good faith perform their duties and obligations under this Agreement in keeping with good industry standards and in the event of a party conducting or supervising Exploration and Development, then it shall conduct or supervise the same in a careful, diligent, efficient and professional manner, shall file eligible work for assessment credits with the appropriate authorities as required to maintain the Property in good standing under the terms and conditions of the Agreement.

2.4 OOI will release to Canadian and the Operator copies of all available data and information with respect to the Property including copies of all reports, maps, analytical/mineralogical results and other technical data as it becomes available from time to time.

2.5 OOI will provide assistance to Canadian in the promotion of Canadian as a publicly traded company, and will give all reasonable truthful declarations and data and estimates as may be required for that purpose.

3.0  OPTION CONSIDERATIONS

3.1 Canadian will make payments to OOI as provided for below. The continuation of the "Option to Purchase Agreement" will be subject to the timely receipt of all of the "Option Payments" listed below:

     a) Interim Option Payment of $10,000.00 due on or before January 17, 1996;

     b) Option Payment of $20,000.00 due on or before March 1, 1996;

     c) Option Payment of $30,000.00 due on or before March 31, 1996;

     d) Option Payment of $100,000.00 due on or before April 30, 1996;

     e) Option Payment of $400,000.00 due on or before July 31, 1996;

the option payments so described shall not constitute advances paid toward the purchase price, and more specifically, shall not constitute part payment of the payment described in paragraph 4.2(a).

3.2 In addition to the "Option Payments" and the other terms and conditions contained in this agreement, Canadian will also be required to make the "stock payment" outlined below on or before two days following execution of this agreement.

     i) On signing and in consideration for signing, this agreement, Canadian will transfer to OOI at Nominal Value, that number of shares which represents a full undivided 20% portion of the outstanding issued or committed shares of Canadian representing a full 20% interest in the shares of the company after any restructuring or dilution of Canadian stock, at present represented at not less than 2,000,000 shares out of total issued shares of 10,000,000;

3.3 Each payment as set out in paragraph 3.1 shall be considered a non-refundable deposit; however, having paid the full cash and share payments due by July 31, 1996 Canadian will be deemed to have earned a 20% participating interest in and to the Klinker Property and will be eligible to receive a 20% interest in net profits after taxes from the "Opal Business" after the commencement date upon execution of this agreement; provided full and final payment of those cash and share payments due on or before July 31, 1996 (see Items 3.1 and 3.2 above) are received by OOI.

3.4 OOI as operator and utilizing the Option Payment funds provided under Paragraph 3.1 will pursue the development of its vertically integrated "Opal Business" plan in regards to Mining and will pursue product and market development during the Option Period. Gross revenue generated during the Option Period will firstly be allocated to the costs associated with those portions of the "Opal Business" which generated the revenue with any residual revenue being declared as Net Profits.

3.5 Should the parties hereto, in the interests of speedy completion of the development of the property decide that additional exploration work, product or market development, mine expansion, production expansion or other variation or changes to the OOI "Business Plan" is warranted, the costs of which exceed the $560,000.00 paid pursuant to paragraph 4.2, then Canadian will be required, with reasonable notice given under the terms and conditions of this agreement, to finance these additional costs, and Canadian will receive no further interest in the project for having provided the additional financing.

3.6 Canadian, at Canadian's sole expense and with OOI as operator; will have the period of time from commencement of this agreement to January 15, 1998 to conduct Exploration and Development Programs to assist Canadian in assessing the overall potential of the Opal Business and to determine whether Canadian plans to exercise its Option to Purchase.

3.7 During the Option Period OOI or its appointed representative will be the operator. In consultation with a Consulting Geological /Mining Engineer, mutually acceptable to Canadian and OOI, the Operator shall determine the budgets and the details for the Exploration and Development Programs on the Property which Programs will take into consideration the overall size of the Property and the diversity of the Opal Business so as to examine all reasonable exploration targets and business aspects.

3.8 Canadian having fully met or completed its commitments under Section 3.1 and
3.2 to acquire a 20% participating interest in the property would have until January 15, 1998 the sole right and discretion to, in writing, terminate its option to acquire any further interest in the property, whereupon this agreement would terminate and a Joint Venture as evidenced pursuant to paragraphs 3.9 and
3.10 would be created with interest at 80% to OOI and 20% to Canadian.

3.9 Canadian, upon failure to Exercise its Option to Purchase on or before January 15, 1998, under the terms and conditions-herein outlined; will result in termination of the agreement. Thereafter an 80% OOI/20% Canadian Joint Venture would be formed with both parties earned interest, being a participating interest. OOI would remain as the operator and managing venturer under any joint venture and said joint venture would be structured in accordance with acceptable industry standards, including the formation of a management committee.

3.10 Under said 80% OOI/20% Canadian Joint Venture either parties failure to provide their percentage portion of operating funds to advance the property development or the opal business, based upon recommendation made by the mutually appointed independent consultant, or the management committee, will signify an act of non-participation and will result in the non-participating party being declared delinquent for failure to perform its financial obligations under the joint venture. The delinquent party's earned percentage interest in the property will then be subject to dilution by way of an industry standard "dilution formula" for non-participations, such standard to be determined in accordance with paragraph 9.8.

3.11 The parties hereto agree that Canadian will ensure that the board of directors will consist of not less than 5 individuals and that OOI will have the right to appoint 2 directors to the board of Canadian.

3.12 In the event that a Joint Venturers interest shall fall at or below 3%, the Venturer shall have no right to further participate in the "Opal Business" or Klinker Property, and shall have been deemed to have transferred its remaining interest in the Joint Venture and the property to the other Venturer, and the Joint Venture shall be thereupon deemed to have ceased and dissolved.

3.13 After exercise and completion of "Purchase Obligations", any assets which may have accrued to OOI during the-period of this Agreement and are not transferred pursuant to this agreement, if jointly owned, shall be transferred at fair market value unless otherwise agreed between the parties.

4.0  EXERCISE OF OPTION TO PURCHASE

4.1 On or before January 15, 1998, Canadian having conducted all necessary and sufficient exploration and development programs, and having concluded all necessary studies, and having used good and sound business processes and practices to satisfy itself of the Klinker Property and Opal Business potential must make a decision whether or not to "Exercise" its "Option to Purchase". Upon Canadian having made the decision to "Exercise the Option to Purchase", Canadian will give notice in writing to OOI of its intent to Purchase the Klinker Property under the following terms and conditions and the general provisions of this Agreement.

4.2 Therefore, on or before January 15, 1998, having made the decision and in writing the commitment to Exercise the Option to Purchase the Klinker Property; Canadian will be obligated to complete the property purchase subject to termination of the agreement as hereinafter provided, together with such sums or "interest reductions" as are set out hereafter which the parties agree are to be considered a true pre-estimation of costs occasioned by noncompliance, for failure to complete the purchase under the terms and conditions set forth herein. Canadian, having exercised it option to purchase would be required to make the following mutually agreed to and accepted "Purchase Payments" which would be due and payable in cash to OOI as follows:

     a) $1,600,000 due and payable on or before January 15, 1998 to earn an additional 16% participating interest in the Klinker Property with said, additional interest being only a deemed interest subject to a "interest reduction" reducing this additional interest from 16% to an earned 5% participating interest in the "Opal Business" from the Klinker Property if the full purchase price is not paid as outlined herein. Canadian, would, having commenced the purchase of the Klinker Property, be eligible to receive 36% of the net profits after taxes from the "Opal Business" as conducted by the operator provided the next payment towards the full purchase price is received by January 15, 1999 and provided the full purchase price of $8,000,000 is paid as required herein;

     b) $1,600,000 due and payable on or before January 15, 1999 to earn an additional 16% participating interest in the Klinker Property with said additional interest being only a deemed interest subject to a "interest reduction" reducing this additional interest from 16% to an earned 5% participating interest in the "Opal Business" from the Klinker Property if the full purchase price is not paid as outlined herein. Canadian would, having continued the purchase of the Klinker Property, be eligible to receive 52% of the net profits after taxes from the "Opal Business" as conducted by the operator provided the next payment towards the full purchase price is received by January 15, 2000 and provided the full purchase price of $8,000,000 is paid as required herein;

     c) $1,600,000 due and payable on or before January 15, 2000 to earn an additional 16% participating interest in the Klinker Property with said additional interest being only a deemed interest subject to a "interest reduction" reducing this additional interest from 16% to an earned 5% participating interest in the "Opal Business" from the Klinker Property if the full purchase price is not paid as outlined herein. Canadian would, having continued the purchase of the Klinker Property, be eligible to receive 68% of the net profits after taxes from the "Opal Business" as conducted by the operator provided the nest payment towards the full purchase price is received by January 15, 2001, and provided the full purchase price of $8,000,000 is paid as required herein.

     d) $1,600,000 due and payable on or before January 15, 2001 to earn an additional 16% participating interest in the Klinker Property with said additional interest being only a deemed interest subject to a "interest reduction" reducing this additional interest from 16% to an earned 5% participating interest in the "Opal Business" from the Klinker Property if the full purchase price is not paid as outlined herein. Canadian would, having continued the purchase of the Klinker Property, be eligible to receive 84% of the net profits after taxes from the "Opal Business" as conducted by the operator provided the next payment towards the full purchase price is received by January 15, 2002 and provided the full purchase price of $8,000,000 is paid as required herein.

     e) The final payment of $1,600,000; for a cumulative purchase payment of $8,000,000 due and payable on or before January 15, 2002, would earn Canadian the final 16% interest in the Klinker Property; would remove the subject to "interest reduction" under Items 4.1(a) to (d) above and would trigger the conversion of all of the participating interests referred to above to fully earned interests in the Klinker Property. The payment of the full $8,000,000 purchase price would therefore earn Canadian a 100% right, title and interest to the Klinker Property subject to Prospectors Agreement.

4.3 It is understood and agreed by the parties hereto that, considering the 20% participating interest in the Klinker Property earned for the transfer of 20% of Canadian's shares and considering the cash option payments made under Section 3 above; Canadian can only earn up to an additional 20% interest in and to the Klinker Property to hold only a maximum of a 40% participating interest in the "Opal Business" from the Klinker Property if Canadian does not fully exercise its Option to Purchase by paying the full Purchase Price of $8,000,000 on or before January 15, 2002 Canadian would have the option, at its sole discretion, accelerate the purchase of the Klinker Property in order more quickly purchase the 100% interest in the Klinker

Property and to then be eligible to earn the full net profits from the full "Opal Business" as it relates to the Klinker Property. Once the payment schedule is advanced all subsequent payments must be equally advanced.

4.4 Canadian, upon raising public funds for the express purpose of purchasing the Klinker Property, after those expenses listed in paragraph 2.2 would be required to have said funds placed into a trust fund with OOI's designated lawyer, or such party as may be mutually agreed in writing by both parties, to be designated and held exclusively for that purpose.

4.5 After Canadian has Exercised its option to Purchase the costs of conducting the "Opal Business" will be proportionately funded by the parties hereto out of Gross revenue generated by the "Opal Business". The scope of the "Opal Business" and expansion thereof will be determined by the cash flow generated by the "Opal Business". The purchase payments to be received by OOI under Section 4.2 are not expected to contribute to the "Opal Business" operating costs.

4.6 Having Exercised its Option to Purchase the Klinker Property under 4.2 it is agreed by the Prospectors and OOI that Canadian will have also assumed the responsibility to pay the royalties due to the Prospectors under the Prospectors Agreement. Canadian may elect to do this in one of the following alternative ways;

     a) By making annual "advanced royalty payments" to the Prospectors, at the same time as the annual purchase payments are made to OOI under
          4.2 above, a total of five annual payments each in the sum of $100,000.00 cash and 30,000 free trading shares of the Company Canadian for a total "advance royalty buy-out" of $500,000.00 cash and 150,000 free trading shares of the Company, Canadian, or,

     b) By making a one time "advance royalty payment" of $750,000.00 cash and 200,000 free trading shares of the Company, Canadian to the Prospectors at the time the final payment is made towards the purchase price under 4.2(e) above.

     c) By electing to accept and meet any and all of the remaining terms and conditions under the Prospectors Agreement at such time as Canadian earns a full 100% interest in the property under 4.2 above.

in the interim period, prior to Canadian having exercised its rights hereunder to Purchase the Property and to pay out the Prospectors Royalties in advance, and particularly during the period prior to 1998, it will be OOI's on going responsibility to make royalty payments to the prospectors in accordance with the terms and conditions of the Prospectors Agreement. This will be considered an operating expense and Prospectors Royalties would continue as an operating expense upon Canadian's election of alternate 4.6(c) above until all royalty obligations are meet (see iii below).

     i) In the event Canadian elects to make five advance royalty payments as a pay out under 4.6(a) above then these cash and stock payments will be made in lieu of royalty payments from production.

     ii) In the event Canadian elects to make a single advance royalty payment as a payout under 4.6(b) above then regular royalty payments will be made from production as an ongoing operating expense in accordance with the Prospectors Agreement. It is understood and accepted by Canadian and OOI that this could result in the prospectors receiving cash and royalty payments which may exceed the original cash payable under the Prospectors Agreement.

     iii) In the event Canadian elects to accept and take on OOI's royalty responsibilities under the Prospectors Agreement under 4.6(c) above then Canadian will continue to pay royalties on production under the terms and conditions of the Prospectors Agreement after having earned its 100% interest in the property which would be subject to the payment of royalties until the full amount of the royalty due is paid; and Canadian will, upon making the final royalty payments from production, arrange to transfer 300,000 shares of Canadian to the prospectors so as to meet the obligation which Canadian assumed from OOI under the terms and conditions of this agreement. Having completed these payments to the Prospectors, Canadian will be deemed to have met all of the remaining terms and conditions and requirements including any and all unpaid Prospectors Royalties relating to the Prospectors Agreement.

In the event that Canadian fails to complete the property purchase as outlined in 4.2 above, any and all cash and shares received by the Prospectors as advance royalty payments would be credited as outlined below; and would be considered as advances towards the full royalty amounts payable under the Prospectors Agreement. Thereafter OOI would re-assume the remaining royalty and share payments due under the terms of the Prospectors Agreement and the royalty payments would once again become an operating expense until the full amount is paid out.

     - Cash payments made as advance royalty payments will reduce the total cash amount due dollar for dollar

     - share payments made under 4.6 (a) and (b) will be credited on a two for one basis (ie each share received from Canadian as part of an advance royalty payment will reduce OOI's ongoing obligation by two shares).

Canadian will not be allowed to buy-out the Prospectors Royalties in a manner disproportionate with or in preference to its paid interest earned in the property from time to time under 4.2 above.

The Prospectors shall acknowledge adhesion to this amendment to the Prospectors Agreement by signing acknowledgement and agreement to this paragraph 4.6 to be affixed as Schedule "D" to this Agreement.

5.0  TRANSFER OF TITLE OF MINERAL CLAIMS

5.1 A full 20% participating interest in the Property will be deemed to have been conveyed and transferred to Canadian effective immediately upon signing this Agreement; subject only to the terms and conditions as outlined herein.

5.2 A further 5% participating interest in the Property will be deemed to have been conveyed and transferred to Canadian effective immediately upon having made each of the required Purchase Payments anticipated under Items 4.2(a) to (d) above.

5.3 The final 60% participating interest in the Property will be deemed to have been conveyed and transferred to Canadian effective immediately upon having made the required final purchase payment anticipated under Item 4.2(e) above.

5.4 As previously outlined in Section 3.0, in the event Canadian provides funding equal to a minimum of $560,000.00 on or before July 31, 1996 but does not continue to exercise the option beyond that point; Canadian's earned interest will be fixed at a maximum of a 20% participating interest level and the option to Purchase will terminate. A Joint Venture would then be formed under which the interests of both parties would be subject to dilution for nonparticipation. OOI would be the designated operator of the Joint Venture. Budgets would be based on recommendations made by a mutually designated consultant. Title to the property would be registered proportionately in the names of the Joint Venture Partners and would be managed and administered by OOI.

5.5 In the event Canadian fails to complete the purchase of the property after having Exercised its Option to Purchase and after having made one or more payments towards the ultimate purchase price as envisioned under Section 4.2 then Canadian's earned interest would be fixed at the maximum of a deemed earned interest between 25% and 40% depending upon the number of payments made towards the purchase price; and the Option to Purchase will terminate. The interest in the Joint Venture would be established in accordance with the following formula;

Venturer's Interest =

Deemed Interest + Actual Contribution of Venturer Total Deemed Interest + Actual Contribution by both Venturers times 100

A Joint Venture Partnership would then be formed under which the interests of both parties would be subject to dilution for non-participation. OOI would be the designated operator of the Joint Venture. Budgets would be based on recommendations made by a mutually designated consultant. Title to the property would be registered proportionately in the names of the Joint Venture Partners and would be managed and administered by OOI.

5.6 In the event this agreement terminates prior to completion of the proposed payments as set forth in Paragraph 3. 1, sub paragraphs (a) through (e) and in Paragraph 3.2 hereof, one hundred per cent (100%) rights, title and interest in the Property shall revert to OOI; with no interest being retained by Canadian.

5.7 In the period of time between the events specified in paragraph 5.1 and the event specified in paragraph 4.2(e) the property and "Opal Business" shall continue to be operated and managed by OOI.

5.8 OO agrees with Canadian that during the period set out in 5.7 that Canadian will receive its pro-rata share of net profits after taxes, pursuant to the option, for sales generated by the "Opal Business". The $560,000.00 option payment received pursuant to paragraph 3~1 will accrue as expenses to OOI to be deducted from earnings prior to distribution of profits. OOI shall be permitted to characterize the nature of regulate the sum to minimize payment of taxes and has deferred expenses against future income over such period of time as shall be selected by OOI.

5.9 During the period prior to January 15, 1998 the payments received pursuant to paragraph 3.1 will be utilized to develop the "Opal Business" but shall not be utilized for any purposes concerned with exploration. Any and all exploratory functions or engineering studies shall be conducted by OOI under contract to Canadian, and at the sole expense of Canadian for purposes of determination of the advisability of exercise of the option herein, or as may be required by regulatory authorities pursuant to statute. All remuneration accruing to OOI shall be billed and agreed at prevailing industry rates and in accordance with good practice and standards as set within the industry or by legislation.

5.10 All corporate and promotional expenses incurred by Canadian shall be considered as solely to the account of Canadian and not in any way against OOI. All information obtained as part of the property and project assessment during the currency of this agreement is to be communicated openly, freely and completely between-the parties.

6.0 OTHER CONSIDERATIONS & PROTECTION OF THE PARTIES

6.1 The parties hereto agree that each may protect their individual interests under this Agreement by registering this Agreement or any other document which they may consider advisable against the titles of the Klinker Property.

6.2 Canadian hereby.covenants and agrees to indemnify and save harmless OOI, their successors and assigns, against and from any and all action, damages, debts, accounts, claims and demands of any nature whatsoever at law or in equity which may be brought against Canadian arising from the acquisition of the company Canadian from its previous owners and shareholders; or subsequently as a result of the day to day business of Canadian as a public company.

6.3 Canadian, hereby covenants and agrees to indemnify and save harmless OOI, their successors and assigns, against and from any and all action, damages, debts, accounts, claims and demands of any nature whatsoever at law or in equity which may be brought against Canadian arising from the acquisition of a percentage interest in the Klinker Property and from Canadian's actions or business dealings after the date first above written.

6.4 The parties hereto agree that during the currency of this agreement Canadian will have the right, at all reasonable times, but wholly at their own risk and expense, to examine the property and data therefrom and in particular that information relating to production from the property and information relating to the "Opal Business".

 6.5 The parties hereto acknowledge that any and all information received must be treated with discretion and that portions of said information must be treated as proprietary and confidential in nature and as such said information is to be retained in the strictest confidence. It is therefore agreed by the parties hereto that, in order to protect the various rights, interests and entitlements of each of the parties hereto and in particular to protect the confidentiality of certain information which will necessarily be disclosed by and between the parties hereto in order that each might assess and determine the viability and integrity of their respective roles under the agreement, each of the' parties hereto will have the right to, in writing, place express and specific restrictions on the use and dissemination of information which they feel is of a proprietary and confidential nature and the recipient of said information will be bound to maintain the confidential and proprietary nature of such information.

 6.6 OOI, or the designated operator, must be given the opportunity and responsibility to review for accuracy only and the final authority to approve, change or disapprove of any and all news or information releases about the property for accuracy only and/or "Opal Business" which are considered by OOI to be of a promotional or technical nature.

 6.7 The "Tourist Segment" of the "Opal Business" as developed to date by OOI will remain solely the property of OOI. OOI has included in its "tourist market" development numerous items other than opal from which sales revenue is generated. The revenues from the "tourist business" which will include some Okanagan opal products will be solely owned by OOI and Canadian will not participate in the net profits from this business which will be separately and clearly documented and accounted for by OOI. Canadian, at its own expense would have the right at all reasonable times to inspect the books of OOI's tourist business.

 6.8 It will be OOI's intent to pursue its present tourist oriented retail marketing plan in conjunction with "tourist fee digging". OOI or its assignees must be deemed to have free and sole rights and exclusive access to "dumped" materials for "tourist fee digging activities" and will have the right to freely collect "dumped" material for its sole use and gain in the manufacture of tourist items and jewelry. OOI would at all times have the right to purchase rough opal from the operator at fair market value. A "fair market value" will be determined for the rough opal purchased by the OOI Tourist business based on the formulas which have been developed for payment of "Prospectors Royalties". Canadian would not participate in the profits from the "Tourist Business" which will in itself be a fully integrated "Opal Business" having a base of operations limited to the Vernon/North Okanagan Area.

 7.0      PROPERTY MAINTENANCE/AREA OF COMMON INTEREST

 7.1 Prior to the date that the Option to Purchase is fully exercised and prior to Canadian having earned a full 100% right, title and interest in the property as herein provided for it is the undertaking of OOI, as the operator, to ensure maintenance of the mineral claims in accordance with all applicable regulations during the currency of this agreement and under the terms and conditions specifically outlined in the Agreement.

 7.2 An area of common interest is acknowledged by the parties hereto which provides for the inclusion under the general terms and conditions of this Agreement of all properties acquired by the parties hereto within a two and one half (2.5) kilometer radius around the perimeter of the original claim block; whether by staking or by option or purchase from others after the commencement date.

 8.0 NOTICE

 8.1 Any notice to be given or any delivery to be made hereunder shall be in writing and shall be deemed to be well, sufficiently and duly given or made if;

a) delivered in person and left with a secretary or other office employee at the relevant address set forth below; or

b) telegraphed, telexed, faxed or sent by other wire communication and confirmed by prepaid registered letter; or

c) sent in a prepaid registered letter deposited in a Canadian Post Office; if sent to Canadian; addressed to it at;

 219 Broadway
 Suite 261
 LAGUNA BEACH, CALIFORNIA
 USA 92651

 and if sent to OOI; addressed to it at;

 Okanagan Opal Inc.
 P.O. Box 298
 VERNON, B.C.
 VlT 6M2

 and any notice or delivery so given or made is deemed to have been received on the fifth day after mailing thereof if sent by prepaid registered mail, or on the day of delivery in person, or on the day of telegraphing, telexing or communication by other wire service, provided that the same is a business day and if not, on the next business day.

 8.2 Any party hereto may from time to time, by notice in writing, change its address for the purpose of Section 8.0.

 9.0 GENERAL

 9.1 No party shall have the right to assign all or any portion of its interests under this agreement without the prior written consent and approval of the other parties; which consent shall not be unreasonably withheld.

 9.2 This Option to Purchase is non-transferable without the written consent and full approval of OOI. In the event Canadian attempts to sell, transfer or otherwise convey its rights hereunder to a third party without- first obtaining written consent and approval from OOI; will result in the full purchase price immediately becoming due and payable to OOI and any delay or failure to pay the full purchase price as would then be required will result in immediate termination of the agreement which could result in penalties resulting in a loss to Canadian of all or part of the earned percentage interest in the property from time to time as herein described.

 9.3 With respect to the Property, all negotiations, understandings and agreements, heretofore had between the parties hereto, are merged in this Agreement which when considered in the context of the Letter of Intent dated January 7, 1996 (see Schedule B hereto) and in consideration of the ongoing royalty commitments under the Prospectors Agreement (see Schedule C and D hereto) solely and completely expresses all of the understandings and/or agreements had between the parties. This Agreement complete with the attached Schedules shall supersede and replace any other agreement or arrangement, whether oral or written heretofore existing between the parties in respect of the subject matter of this Agreement.

 9.4 It is not the purpose of intention of the parties hereto to create, and this Agreement does not create and is not to be construed as creating, a mining joint venture, or other partnership, association or any other relationship rendering either party liable for the debts of the other; save as to the commitments obliged under the terms and conditions of this Agreement.

 9.5 A Joint Venture Partnership will be formed only in the event that the Option to Purchase is terminated and then only if Canadian has earned a retained participating interest as provided for in this Agreement.

 9.6 This Agreement shall terminate;

a) at the end of the day on which any payment due or obligation required under Section 3.0 or Section 4.0 of this Agreement has not been paid or otherwise met; subject only to paragraph 10.1; or

b) On Canadian giving notice of termination to OOI which it shall be at liberty to do at anytime.

c) As elsewhere herein specifically described for failure to comply with the terms and conditions of this Agreement.

 9.7 Any reference to money amounts in this agreement shall mean lawful currency of Canada.

 9.8 The parties hereto agree that all disputes or adverse claims which arise with respect to this agreement shall be submitted to binding arbitration before a single arbitrator, or if the parties cannot agree upon a single arbitrator, then such arbitration shall be before a board of three arbitrators and such arbitration shall be in accordance with the provisions of the Commercial Arbitration Act, Bill 221986, and any amendments thereto or replacements thereof. The cost of arbitration shall be borne by the parties as the arbitrators may direct.

 9.9       The parties hereto, hereby covenant that;

     a) no act or thing will be done that will adversely affect the rights, title or interest of others hereunder,

     b) from time to time and at all times required, to do such further acts and execute such documents as shall be reasonably required in order to fully perform and carry out and implement the provisions of or the intent of the agreement.

 10.0 ENFORCEABILITY

 10.1 Any default or breach or non-performance of any of the covenants, agreements and conditions to be performed and observed on the part of Canadian or OOI shall not automatically terminate this agreement and said party will have thirty (30) days from receipt of written notice of such default, breach or non-performance in which to rectify same or to have commenced meaningful and progressive curative action.

 10.2 FORCE MAJEURE - Except as provided herein, time is of the essence in this agreement;

     a) Notwithstanding anything herein contained to the contrary, if any of the parties hereto is prevented from or delayed in performing any obligation under this agreement and such failure is occasioned by any cause beyond said parties control, including, without limiting the generality of the foregoing, the operation of any law, regulation or order of the Government or constituted authority, inability to secure any necessary permit, license or other authorization from the Government or constituted authority, labour disturbance or dispute, strike, lockout, riot, explosion, war, invasion, inability to obtain material, supplies, power, fuel or labour, interference by civil or military authority or acts of God, then, subject to subparagraph 10.2(b) below, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period;

     b) If any party hereto claims suspension of its obligations as aforesaid, it shall promptly notify the other parties to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible.

     c) Poor market conditions or other limiting financial conditions resulting in a lack of ability by Canadian to raise and provide the funds necessary to make the cash payments required under this agreement will not be deemed as a Force Majeure but is rather an economic factor which must be resolved by Canadian.

 10.3 This agreement shall enure to the benefit of, and be binding upon the parties hereto and their respective successors and assigns.

 10.4 This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and in accordance with acceptable mineral industry standards.

 IN WITNESS WHEREOF THE CORPORATE SEAL of CANADIAN NORTHERN LITES INC. has been hereto affixed in the presence of its duly qualified officers on such behalf, all as of the day and year first above written.

 The Common Seal of the Company,
 CANADIAN NORTHERN LITES INC.
 was hereunto affixed in the
 presence of;


 ------------------------------
 AUTHORIZED SIGNATORY


 ------------------------------
 AUTHORIZED SIGNATORY


 IN WITNESS WHEREOF THE CORPORATE SEAL of OKANAGAN OPAL INC. has been hereto affixed in the presence of its duly qualified officers on such behalf, all as of the day and year first above written.

 The Common Seal of the Company,
 OKANAGAN OPAL INC. was hereunto
 affixed in the presence of:



 ------------------------------
 AUTHORIZED SIGNATORY


 ------------------------------
 AUTHORIZED SIGNATORY

                                   SCHEDULE A

 To the Agreement entered into between CANADIAN NORTHERN LITES INC. and the property owners, namely OKANAGAN OPAL INC.; dated April 10/96.

 PROPERTY DESCRIPTION
 --------------------

 KLINKER PROPERTY MINERAL CLAIMS

 Claim Name       Units             Record #s          Expiry Date
 ----------       -----             ---------          -----------
 Klinker 1        1                 302379            July 7, 2003
 Klinker 2        1                 302280            July 7, 2003
 Ewer 1           1                 307237            Jan. 12, 2003
 Ewer 2           1                 307238            Jan. 12, 2003
 Ewer 3           1                 307239            Jan. 13, 2003
 Ewer 4           1                 307240            Jan. 13, 2003
 Ewer 5           1                 307241            Jan. 13, 2003
 Ewer 6           1                 307242            Jan. 13, 2003
 Ewer 7           1                 307243            Jan. 13, 2003
 Ewer 8           1                 307244            Jan. 13, 2003
 Ewer 9           1                 307245            Jan. 13, 2003
 Ewer 10          1                 318280            June 9, 2003
 Ewer 11          1                 307246            Jan. 13, 2003
 Ewer 12          1                 307247            Jan. 13, 2003
 Ewer 13          1                 307248            Jan. 13, 2003
 Ewer 14          1                 307249            Jan. 13, 2003
 Ewer 15          1                 307250            Jan. 13, 2003
 Ewer 16          1                 307251            Jan. 13, 2003
 Ewer 17          1                 307252            Jan. 13, 2003
 Ewer 18          1                 307253            Jan. 13, 2003
 Ewer 19          1                 307254            Jan. 13, 2003
 Ewer 20          1                 307255            Jan. 13, 2003
 Ewer 21          1                 307256            Jan. 13, 2003
 Ewer 22          1                 307258            Jan. 13, 2003
 Ewer 23*         1                 338119            July 16, 2003
 Paul Fr.*        1                 326981            June 17, 2003
 Paul 2 Fr.*      1                 333923            Jan. 26, 2003

 Klinker Fr.*     1                 338117            July 16, 2003
 Klinker #2 Fr.*  1                 338118            July 16, 2003
 Light*           1                 342130            Nov. 3, 1997

  *These claims, which may acquire some ground as a result of the Section 35 Complaint filed by Okanagan Opal Inc., are considered part of the agreement. It is not possible at this time to determine how much ground, if any, these claims presently control or may acquire. See map on Page 2 of Schedule "A" attached.

 * Title to these claims is recorded in the name Robert W. Yorke-Hardy, Box 298, Vernon, B.C. and are held in trust by, him for Okanagan Opal Inc. The expiry dates shown herein assumes acceptance of the application of assessment work from the 1995 program. The claims are all located and recorded in the Vernon Mining Division of British Columbia. All claims have been located in accordance with the requirements of the Mineral Act of British Columbia.

 Title to the balance of the claims is recorded in the name of Robert W. Yorke-Hardy and Glen Grywacheski of Vernon, British Columbia, and are held in trust by them for Okanagan Opal Inc. The expiry dates shown herein assumes acceptance of the application of assessment work from the 1995 program. The claims are all located and recorded in the Vernon Mining Division of British Columbia. All claims have been located in accordance with the requirements of the Mineral Act of British Columbia.

Map of Klinker Property

                                  SCHEDULE 'D'

 Being the excerpt from the Option Agreement between OKANAGAN OPAL INC. (OOI) and CANADIAN NORTHERN LITES INC. (CANADIAN), constituting an amendment to the Opal claims agreement dated October 1, 1993 generally, and paragraph 3.0 specifically.

 4.6 Having Exercised its Option to Purchase the Klinker Property under 4.2 it is agreed by the Prospectors and OOI that Canadian will have also assumed the responsibility to pay the royalties due to the Prospectors under the Prospectors Agreement. Canadian may elect to do this in one of the "following alternative ways;

     a) By making annual "advanced royalty payments" to the Prospectors, at the same time as the annual purchase payments are made to OOI under
          4.2 above, a total of five annual payments each in the sum of $100,000.00 cash and 30,000 free trading shares of the Company Canadian for a total "advance royalty buy-out" of $500,000.00 cash and 150,000 free trading shares of the Company, Canadian, or,

     b) By making a one time "advance royalty payment" of $750,000.00 cash and 200,000 free trading shares of the Company, Canadian to the Prospectors at the time the final payment is made towards the purchase price under 4.2(e) above.

     c) By electing to accept and meet any and all of the remaining terms and conditions under the Prospectors Agreement at such time as Canadian earns a full 100% interest in the property under 4.2 above.

 In the interim period, prior to Canadian having exercised its rights hereunder to Purchase the Property and to pay out the. Prospectors Royalties in advance, and particularly during the period prior to 1998, it will be OOI's on going responsibility to make royalty payments to the prospectors in accordance with the terms and conditions of the Prospectors Agreement. This will be considered an operating expense and Prospectors Royalties would continue as an operating expense upon Canadian's election of alternate 4.6(c) above until all royalty obligations are meet (see iii below).

     i) In the event Canadian elects to make five advance royalty payments as a pay out under 4.6(a) above then these cash and stock payments will be made in lieu of royalty payments from production.

     ii) In the event Canadian elects to make a single advance royalty payment as a payout under 4.6(b) above then regular royalty payments will be made from production as an ongoing operating expense in accordance with the Prospectors Agreement. It is understood and accepted by Canadian and OOI that this could result in the prospectors receiving cash and royalty payments which may exceed the original cash payable under the Prospectors Agreement.

     iii) In the event Canadian elects to accept and take on OOI's royalty responsibilities under the Prospectors Agreement under 4.6(c) above then Canadian will continue to pay royalties on production under the terms and conditions of the Prospectors Agreement after having earned its 100% interest in the property which would be subject to the payment of royalties until the full amount of the royalty due is paid; and Canadian will, upon making the final royalty payments from production, arrange to transfer 300,000 shares of Canadian to the prospectors so as to meet the obligation which Canadian assumed from OOI under the terms and conditions of this agreement. Having completed these payments to the Prospectors, Canadian will be deemed to have met all of the remaining terms and conditions and requirements including any and all unpaid Prospectors Royalties relating to the Prospectors Agreement.

 In the event that Canadian fails to complete the property purchase as outlined in 4.2 above, any and all cash and shares received by the Prospectors as advance royalty payments would be credited as outlined below; and would be considered as advances towards the full royalty amounts payable under the Prospectors Agreement. Thereafter OOI would re-assume the remaining royalty and share payments due under the terms of the Prospectors Agreement and the royalty payments would once again become an operating expense until the full amount is paid out.

     - Cash payments made as advance royalty payments will reduce the total cash amount due dollar for dollar

     - share payments made under 4.6 (a) and (b) will be credited on a two for one basis (ie each share received from Canadian as part of an advance royalty payment will reduce OOI's ongoing obligation by two shares).

 Canadian will not be allowed to buy-out the Prospectors Royalties in a manner disproportionate with or in preference, to its paid interest earned in the property from time to time under 4.2 above.

 The Prospectors shall acknowledge adhesion to this amendment to the Prospectors Agreement by signing acknowledgement and agreement to this paragraph 4.6 to be affixed as Schedule 'D' to this Agreement.

 SIGNED, SEALED AND DELIVERED               )
 in the presence of:                        )
                                            ) ---------------------------
 ---------------------------                )     ROBERT W. YORKE-HARDY
                                            )
 ---------------------------                )
                                            )
 ---------------------------                )
 SIGNED, SEALED AND DELIVERED               )
 in the presence of:                        )
                                            )---------------------------
 ---------------------------                )      GLEN GRYWACHESKI
                                            )
 ---------------------------                )
                                            )
 ---------------------------                )

--------------------------------------------------------------------------------


                                    Exhibit 9

                               Map of Opal Claims
                                       per
                            April 10, 1996 Agreement

--------------------------------------------------------------------------------

Map of Klinker Property

--------------------------------------------------------------------------------

                                   Exhibit 10

                          Opal Claims / Klinker Project
                               Exploration Budget
                             for Third Quarter 1996


--------------------------------------------------------------------------------

                              KLINKER PROJECT 1996
                               EXPLORATION BUDGET

                         (Period from June to September)

 Phase 1:
 Field Management and Administration:
 ------------------------------------
      Y-H Technical Services Ltd. (part time daily) to
      a cumulative total of 10 days per month @$300/day               $ 3,000

 Camp and Field Equipment & Field Supplies Expenses:
 ---------------------------------------------------

        - includes field office, camp trailer, safety gear,
          hand tools and equipment, site vehicles (Jeep & ATV),
          radio and cell phone, food & general camp supplies
          for up to 4 people, first aid and fire fighting
          equipment gas and propane, diesel, flagging, topo
          thread, office supplies, field books, etc.
               31 days per month @ $250/day                           $  7,750

 Equipment Rentals:
 ------------------
          - 3 water pumps with hoses @   $1,000/mo
          - 5,000 waft generator     @   $  500/mo
          - 170 cfm compressor c/w
            hoses, jack hammer,      @        $1,700/mo
            chisels and oiler                 $3,200/mo.              $  3,200




 Bobcat w/ buckets and breaker (part time) to a
 cumulative total of 10 days/mo. (based on $5,000/mo.)                $  1,700

 Vehicle (4X4 crew cab or van) -------                                $  1,800
                                                                      ----------
                                                                      $ 17,450
 Wages and Sub-Contracts:

 Geologist 21 days/mo. @ $250/day                                     $  5,250
 Geologist 21 days/mo. @ $225/day                                     $  4,725
 Lead hand -                                                          $  4,000
 Helper -                                                             $  2,500
 Weekend watchman -- part time 4 days/mo                              $    750
                                                                      ----------
                                                                      $ 17,225
 Sub Total -- $34,675 per month.
                10% Continqency                                       $  3,465
                                                                      ----------
 Monthly Total                                                        $ 38,140

Assuming a project duration will be 4 month then total costs for the above portions of the project will be:

     $38,140/mo. X 4 = $152,560                                       $152,560

 Other Costs:
 ------------
 Government Bond and fees -                                           $  7,500
 Airborne Lineation Study Contract -                                  $  3,000
 Grid preparation -
       - 50 kilometres of chained & compassed grid - 35 lines @ 50 $ 15,000 metre spacings, - stations on lines @ 10 metre spacings.
 Geochemical Analyses -
       250 soil geochem                                               $  6,250
       250 rock geochem                                               $  6,250
 Geophysical Surveys (including independent reports)
       50 kilometres of magnetometer                                  $  7,500
       50 kilometres of VLF-EM (2 channels)                           $  7,500
       ground penetrating radar or gravity surveys - test area        $ 15,000
 Small excavator for exploration stripping -
          - 10 days/mo. X $600/day X 4 months                         $ 24,000

 Ongoing Costs: (October 1, 1996 to March 31, 1997)
 --------------------------------------------------
 Data compilation and report preparations
          Geologist -
                6 months @ $5,250/mo.                                 $ 31,500
          Geologist -
                3 months @ $4,725/mo.                                 $ 14,175
          Management and Administration - (part time)
                6 months @ $1,500/mo.                                 $  9,000
                                                                      ----------
                Sub Total --                                          $146,675
                         10% Contingency                              $ 14,667
                Total                                                 $161,342

     TOTAL PHASE 1                                                    $313,902
 Phase 2: (Contingent on Phase 1 results)
 Large excavator with rock breaker for bulk sampling
               - 10 days @ $1,500/day                                 $ 15,000
 Drilling -
           Diamond  drilling HQ core
               - 2000 feet @ $30/ft.                                  $ 60,000
 Percussion drilling 6" holes
               - 5000 feet @ $10/ft.                                  $ 50,000
               Sub Total -                                            $125,000
                          20% Contingency                             $ 25,000
                                                                      ----------

               Total                                                  $150,000
               TOTAL PHASE 1 & 2                                      $463,902
               GST                                                    $ 32,473
                                                                      ----------
               GRAND TOTAL                                            $496,375

--------------------------------------------------------------------------------


                                   Exhibit 11

                           Specimen Stock Certificate
                          Canadian Northern Lites, Inc.

--------------------------------------------------------------------------------

Sample Stock Certificate

Front

Sample Stock Certificate

Back

--------------------------------------------------------------------------------



                                   Exhibit F1

                    Unimex Transnational Consultants, Inc.'s
                          Audited Financial Statements
                                      as of
                           December 31, 1995 and 1994



--------------------------------------------------------------------------------

                     Unimex Transnational Consultants, Inc.

                          (A Development Stage Company)
                        Consolidated Financial Statements
                           December 31, 1995 and 1994

                                    CONTENTS



 Accountants' Report ......................................................3

 Consolidated Balance Sheets ..............................................4

 Consolidated Statements of Operations ....................................5

 Consolidated Statements of Stockholders' Equity...........................6

 Consolidated Statements of Cash Flows ....................................7

 Notes to the Consolidated Financial Statements............................8

                           CROUCH BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

                          INDEPENDENT AUDITOR'S REPORT

 To the Board of Directors and Stockholders of Unimex Transnational Consultants, Inc.

 We have audited the accompanying consolidated balance sheets of Unimex Transnational Consultants, Inc. (A Development Stage Company), as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, and from Inception on June 18, 1990 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unimex Transnational Consultants, Inc. (A Development Stage Company) as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years ended December 31, 1995, 1994 and 1993 and from inception on June 18, 1990 through December 31, 1995 in conformity with generally accepted accounting principles.



 Salt Lake City, Utah
 March 8, 1996

                     Unimex Transnational Consultants, Inc.
                        (A Development Stage Enterprise)
                           Consolidated Balance Sheets


                                                          December 31,
                                                  --------------------------
                                                      1995           1994
                                                  -----------    -----------
                                     Assets


Current assets
   Cash                                           $   2,250      $       -
   Prepaid expenses                               $   1,700              -
                                                  -----------    -----------

 Total Current Assets                                 3,950              -
                                                  -----------    -----------
 Other assets
   Organization cost (Note 1)                         6,000              -
                                                  -----------    -----------
     Total Assets                                 $   9,950      $       -
                                                  ===========    ===========

                      Liabilities and Stockholders Equity


 Liabilities                                      $       -      $       -
                                                  -----------    -----------

 Stockholders' Equity

   Common Stock, authorized
   100,000,000 shares of $.001
   par value, issued and
   50,000 and 30,000, respectively                       50             30

 Additional Paid in Capital                          12,950          2,970

 Deficit Accumulated During the
  Developmental Stage                                (3,050)        (3,000)
                                                 -----------    -----------

       Total Equity                                   9,950              -
                                                  -----------    -----------
 Total Liabilities and Stockholders' Equity       $   9,950      $       -
                                                  ===========    ===========

              The accompanying notes are an integral part of these
                             financial statements.

                     Unimex Transnational Consultants, Inc.
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                    Cumulative
                                                                       Total
                                                                       Since
                            For the Years ended December 31,         Inception
                           ----------------------------------        ----------
                              1995        1994       1993

 Revenues:                 $     -     $     -    $     -             $     -

 Expenses:

    Bank charges                50           -          -                  50
    Amortization                 -       3,000          -               3,000

                           --------    --------    --------           --------
          Total Expenses        50       3,000          -                   -

 Net Loss                  $   (50)    $(3,000)    $    -             $(3,050)

 Net Loss Per Share        $ (.002)    $  (.10)    $(.000)            $ (.099)
                           ========    ========    ========           ========








                    The accompanying notes are an integral part of these
                             financial statements.

                     Unimex Transnational Consultants, Inc.
                          (A Development Stage Company)
                  Consolidated Statement of Stockholder' Equity
            From Inception on June 18, 1990 through December 31, 1995

                                                        Additional    Deficit accumulated
                                 Common Stock            Paid-in           during the
                               Shares         Amount      Capital        Development Stage
                              --------       --------   ----------    --------------------

Issuance of stock to officers,  30,000       $   30     $   2,970     $              -
  directors and other
  individuals for
  organization costs
  on April 10, 1991

Net Loss from inception
  through December 31, 1992          -            -             -                    -

Net Loss for the years ended
  December 31, 1993                  -            -             -                    -
                              ---------     ---------   ---------    ---------------------

Balance at
   December 31, 1993            30,000      $    30         2,970    $               -

Net Loss for the year ended                                                     (3,000)
   December 31, 1994           ---------     ---------   ---------    ---------------------

 Balance at
    December 31, 1994            30,000          30         2,970               (3,000)

 Issuance of common stock to
  the public for cash on
  October 31, 1995                8,000           8         3,992                    -

 Issuance of common stock
   for services                  12,000          12         5,988                    -

 Net Loss for the year
   ended December 31, 1995                                                         (50)
                              ---------     ---------   ---------    ---------------------
 Balance December 31, 1995       50,000     $    50     $  12,950    $          (3,050)


              The accompanying notes are an integral part of these
                             financial statements.

                     Unimex Transnational Consultants, Inc.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow

                                                                    Cumulative
                                                                       Total
                                                                       Since
                            For the Years ended December 31,         Inception
                           ----------------------------------        ----------
                              1995       1994       1993
 Cash Flows From
 Operating Activities:
   Net Loss                $   (50)    $ (3,000)  $     -           $  (3,050)
                           --------    --------    --------         ----------
 Less non-cash items:
  Amortization                   -        3,000         -               3,000
                           --------    --------    --------         ----------

 Net Cash Used by Operating
  Activities                   (50)           -         -                 (50)
                           --------    --------    --------         ----------
 Cash flow from Investing
    Activities:
     Cash paid for prepaid
     expenses               (1,700)           -         -              (1,700)
                           --------    --------    --------         ----------
 Net cash used in Investing
     Activities             (1,700)           -         -              (1,700)
                           --------    --------    --------         ----------
Cash Flows From Financing
     Activities:
Proceeds From Issuance of
   Common Stock              4,000            -         -               4,000
                           --------    --------    --------         ----------

Net Cash Provided by         4,000            -         -               4,000
   Financing Activities    --------    --------    --------         ----------

Net Increase (Decrease) in Cash
   and Cash Equivalents      2,250            -         -               2,250
                           --------    --------    --------         ----------

Cash and Cash Equivalents at
   Beginning of Year             -            -         -                   -
                           --------    --------    --------         ----------

Cash and Cash Equivalents at
   End of Year             $ 2,250     $      -    $    -            $  2,250
                           ========    ========    ========         ==========

         The accompanying notes are an integral part of these financial statements.

                     Unimex Transnational Consultants, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1995 and 1994

 NOTE 1 - Summary Of Significant Accounting Policies

 a.           Organization


              Unimex Transnational Consultants, Inc. (the Company) was first incorporated in the State of Nevada on June 18, 1990 as QQQ-Huntor Associates, Inc., On July 21, 1995 the Company changed its domicile to the State of Texas and merged into a Texas Corporation Unimex, Transnational Consultants, Inc. Neither company has any operating activity and is in the development stage.

 b.           Accounting Method

 The Company recognizes Income and expense on the accrual basis of accounting.

 C.           Earnings (Loss) Per Share -

              The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

 d.           Cash and Cash Equivalents

              The company considers all highly liquid Investments with maturities of three months or less to be cash equivalent-..

 e.           Provision for Income Taxes

              No provision for income taxes have been recorded due to net operating loss carryforwards totaling approximately $3,000 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2009. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.

 f.           Organization Expenses

              Expenses incurred in the organization or reorganization of the Company have been capitalized and are being amortized over a 60 month period.

 NOTE 2 - Going Concern

              The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company has no assets and has had recurring operating losses for the past several years and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management's plan to find an operating company to merge with, thus creating necessary operating revenue.

 NOTE 4

                     Unimex Transnational Consultants, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                   December 31, 1995, August 31, 1995 and 1994

 NOTE 3 - Capitalization & Stock Split

               On April 10, 1991 the Company issued 30,000 shares of its common stock to officers, directors and other individuals for services performed in the organization of the Company.

               In October 1995 the Company completed a limited public offering of 12,000 shares of its previously authorized, but unissued common stock. Gross proceeds from the offering were $4,000.

               Also in October 1995, the Company Issued 5,000 shares for services provided in connection with the reorganization of the Company. A value of $6,000 was assigned to the services by tile board of director

 NOTE 4 - Development Stage Company

               The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and searching for a business operation with which to merge, or assets to acquire, In order to generate significant operations.

 NOTE 5 - Related Party Transactions

               The Company prepaid $1,700 to HIS Financial Services for management and consulting services to be performed in 1996. HIS Is partially owned by a major shareholder and officer of the Company.

--------------------------------------------------------------------------------

                                   Exhibit F2

                       Dakota Mining and Exploration Ltd.
                          Audited Financial Statements
                                      as of
                                January 31, 1996

--------------------------------------------------------------------------------

                        DAKOTA MINING & EXPLORATION LTD.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 1996

                        DAKOTA MINING & EXPLORATION LTD.
                                JANUARY 31, 1996
                                    CONTENTS

                                                            Page

 AUDITOR'S REPORT                                             1

 FINANCIAL STATEMENTS

     Balance Sheet                                            2

     Statement of loss and deficit                            3
     Statement of Changes in Financial Position               4

     Notes to Financial Statements                          5-6




                                                        LUNDGREN & COMPANY
                                                       CHARTERED ACCOUNTANTS

                    LUNDGREN & COMPANY CHARTERED ACCOUNTANTS

 Page 1


                                AUDITOR'S REPORT



 To the Shareholders of
 Dakota Mining & Exploration Ltd.

 We have audited the balance sheet of Dakota Mining & Exploration Ltd. as at January 31, 1996, and the statements of loss and deficit and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 we conducted our audit in accordance with generally accepted standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

 In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1996 and the results of operations and changes in financial position of the company for the year then ended, in accordance with generally accepted accounting principles.

 Kelowna, B.C.
 March 7, 1996

                                                 CHARTERED ACCOUNTANTS

                #101 - 3140 Lakeshore Road, Kelowna, B.C. VlW 3T1
                   Phone: (604) 861-3255p Fax: (604) 868-3419

 Page 2
                        DAKOTA MINING & EXPLORATION LTD.
                                  BALANCE SHEET
                             AS AT JANUARY 31, 1996
                       (with comparative figures for 1995)


                                                  1996           1995
                                                  ----           ----
                                     ASSETS

 OPTIONS (Note 3)                              $ 125,938      $     -

 CAPITAL ASSETS                                      475            -

 INCORPORATION COSTS                               1,219          1,219
                                               ----------     ----------
                                               $ 127,632      $   1,219
                                               ==========     ==========

                                   LIABILITIES

 CURRENT
    Accounts payable and accrued liabilities   $  26,139      $   2,400
                                               ----------     ----------


                              SHAREHOLDERS' EQUITY

 CAPITAL STOCK (Note 5)                          210,718            200

 DEFICIT                                        (109,225)        (1,381)
                                               ----------     ----------
                                                 101,493         (1,181)
                                               ----------     ----------
                                               $ 127,632      $   1,219
                                               ==========     ==========
 APPROVED ON BEHALF OF THE BOARD:


                                   Director
 ----------------------------------
                                   Director
 ----------------------------------

                        DAKOTA MINING & EXPLORATION LTD.

                          STATEMENT OF LOSS AND DEFICIT

                       FOR THE YEAR ENDED JANUARY 31, 1996

                       (with comparative figures for 1995)


                                                  1996            1995
                                                  ----            ----

 REVENUE
    Consulting                               $      -          $    29,700
                                             ------------      ------------
 EXPENSES
  Consulting fees                                41,946                -
  General and
     administrative expenses                     65,898             31,081
                                             ------------      ------------
                                                107,844             31,081
                                             ------------      ------------

 LOSS BEFORE INCOME TAXES                     (107,844)            (1,381)
                                             ------------      ------------

 NET LOSS                                      (107,844)            (1,381)

 DEFICIT, beginning of year                      (1,381)               -
                                             ------------      ------------
 DEFICIT, end of year                        $ (109,225)       $    (1,381)
                                             ============      ============


                                                              LUNDGREN & COMPANY
                                                           CHARTERED ACCOUNTANTS

                        DAKOTA MINING & EXPLORATION LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

                                JANUARY 31, 1996

1.   CHANGE OF NAME

     The company changed its name to Dakota Mining & Exploration Ltd.from Eagle Ridge Manufacturing on July 27, 1995.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Nature of business

         The company is in the business of developing mining properties.

     (b) The company is incorporated in the Province of British Columbia

     (c) Capital Assets

     Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives.

3.   OPTIONS

     In the year prior to January 31, 1996, the company negotiated and signed a "Letter of Intent". During the year non-refundable option payments of $100,000 were made with a further $20,000 payable at year end. Subsequent option payments are due as follows:

     on or before March 31, 1996               $  30,000
     on or before April 30, 1996                 100,000
     on or before July 31, 1996                  400,000



     The letter of intent terminates whenever an option payment is not made on the appointed date. Related direct costs have also been capitalized and included.

     In addition, the company holds the patent rights for manufacture and distribution in Canada of a disposable cat litter house. As the future valuation of this product is unknown the patent is assigned a valuation of $1.

                                                              LUNDGREN & COMPANY
                                                           CHARTERED ACCOUNTANTS

 Page 6
                        DAKOTA MINING & EXPLORATION LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

                                JANUARY 31, 1996

 4.  LOSS CARRY FORWARD


     The company has losses to be carried forward for income tax purposes in the amount of $102,943 of which $163 expires in 2002 and $102,780 in 2003. Estimated income tax recoveries have not been recorded in the financial statements as their realization is not virtually certain.

 5.  CAPITAL STOCK

     10,000     Class A voting common shares without par value;

     100,000    Class B voting common shares without par value;

     10,000     Class C Non-voting common shares without par value;

     10,000 Class D Non-voting redeemable preferred shares with a par value of $10.00 each.

                                                  1996           1995
                                                 ------         ------
 Stated capital:
      10,000         Class A common shares     $ 210,718      $    200

 6.      SUBSEQUENT EVENTS.

     On March 1, 1996 the company negotiated and signed an addendum to the "Letter of Intent" paying $20,000 previously due and owing at January 31, 1996.

                                                              LUNDGREN & COMPANY
                                                           CHARTERED ACCOUNTANTS

--------------------------------------------------------------------------------

                                   Exhibit F3

                            Combined and Consolidated
                         Unaudited Financial Statements
                                      as of
                                  April 30,1996

--------------------------------------------------------------------------------

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                        Consolidated Financial Statements
                   April 30, 1996, December 31, 1995 and 1994

                                    CONTENTS


Accountants' Report . . . . . . . . . . . . . . . . . . . . . .3

Consolidated Balance Sheets . . . . . . . . . . . . . . . . . .4

Consolidated Statements of Operations . . . . . . . . . . . . .6

Consolidated Statements of Stockholders' Equity . . . . . . . .7

Consolidated Statements of Cash Flows . . . . . . . . . . . . .9

Notes to the Consolidated Financial Statements  . . . . . . . .10

                           CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

 INDEPENDENT AUDITOR'S REPORT

 To the Board of Directors and Stockholders of Canadian Northern Lites. Inc. formerly Unimex Transnational Consultants, Inc.

 We have audited the accompanying consolidated balance sheets of Canadian Northern Lites, Inc. (A Development Stage Company), as of December 31, 1995 and 1994. and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, and from inception on June 18, 1990 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion,

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Canadian Northern Lites, Inc. (A Development Stage Company) as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years ended December 31,- 1995, 1994 and 1993 and from inception on June 18, 1990 through December 31, 1995 in conformity with generally accepted accounting principles.

 The financial statements for the period April 30, 1996 were not audited by us and accordingly, we express no opinion or other form of assurance on them.

 Salt Lake City, Utah
 March 8, 1996

 Jun-06-96 04:21P





                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                     Assets

                                    April 30,                  December 31,
                                                          ---------------------
                                      1996                  1995         1994
                                   ----------             --------     --------
                                   (Unaudited)

 Current assets
     Cash                          $   1,150            $   2,250      $     -
     Prepaid expenses                    -                  1,700            -
                                   ----------           ---------     ---------
Total Current Assets               $   1,150            $   2,250      $     -
                                   ----------           ---------     ---------

 Fixed assets                            340                   -             -
                                   ----------           ---------     ---------
Other assets
   Mining claims (Note 6)            111,450                   -             -
   Organization cost (Note 1)          6,471               6,000             -
                                   ----------           ---------     ---------
 Total other assets                  117,921               6,000             -
                                   ----------           ---------     ---------
     Total                         $ 119,411            $  9,950      $      -
                                   ==========           =========     =========


 The accompanying notes are an integral part of these financial statements

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                      Liabilities and Stockholders' Equity

                                    April 30,                  December 31,
                                                          ---------------------
                                      1996                  1995         1994
                                   ----------             --------     --------
                                   (Unaudited)

 Liabilities
  Accounts Payabel                 $    4,388           $      -      $      -
  Loans payable -
     shareholders (Note 5)             35,735                  -             -
                                   ----------           ----------    ----------
 Total Liabilities                     40,123                  -             -
                                   ----------           ----------    ----------
 Stockholders' Equity

     Common Stock, authorized
     100,000,000 shares of $.001
     par value, issued and
     outstanding 10,400,000,
     200,000 and 120,000,
     respectively                      10,400                200            120

 Additional Paid in Capital           150,352             12,800          2,880

 Deficit Accumulated During the
  Developmental Stage                 (81,464)            (3,050)        (3,000)
                                   ----------           ----------    ----------
 Total Equity                          79,288              9,950             -
                                   ----------           ----------    ----------
 Total Liabilities and
    Stockholders' Equity           $  119,411           $  9,950      $      -
                                   ==========           ==========    ==========



   The accompanying notes are an integral part of the financial statements.

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Operations




                                   For the                                           Cumulative
                                 four months                                           Total
                                 ended April      For the years ended December 31,     Since
                                   30, 1996          1995      1994      1993       Inception
                                 -----------       --------  --------  --------     -----------
                                 (Unaudited)

 Revenues:                         $     -         $     -    $     -   $    -       $     -

 Expenses:

      Consulting                      1,900              -          -        -          1,900
      Bank charges                       -              50          -        -             50
      Professional fees               1,100              -          -        -          1,100
      Amortization                      400              -       3,000       -          3,400
                                   ---------        ---------  --------  --------     ---------
 Total Expenses .                     3,400             50       3,000       -          6,450

 Net Loss                          $ (3,400)        $  (50)    $(3,000)  $   -        $(6,450)
                                   =========        =========  ========  ========     =========
 Net Loss Per Share                $  (.008)        $(.000)    $  (.25)  $(.000)      $ (.024)



    The accompanying notes are an integral part of the financial statements.

                         Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
             From Inception on June 18, 1990 through April 30, 1996




                                                            Additional    Deficit accumulated
                                     Common Stock            Paid-in           during the
                                   Shares         Amount      Capital        Development Stage
                                  --------       --------   ----------    --------------------


Issuance of stock to officers,
 directors and other individuals
 for organization costs on
 April 10, 1991                    120,000       $    120   $   2,880     $     -

Net Loss from inception
 through December 31, 1992            -               -          -              -

Net Loss for the years ended
 December 31, 1993                    -               -          -              -
                                  ---------      ---------  ----------    --------

Balance at December 31, 1993       120,000            120       2,880           -

Net Loss for the year ended
   December 31, 1994                  -               -          -         (3,000)
                                  ---------      ---------  ----------    --------

Balance at December 31, 1994       120,000            120       2,880      (3,000)

Issuance of common stock to
 the public for cash on
 October 31, 1995                   32,000             32       3,968           -

Issuance of common stock
 for services                       48,000             48       5,952           -

Net Loss for the year
 ended December 31, 1995              -               -          -            (50)
                                  ---------      ---------  ----------    --------

 Balance at December 31, 1995      200,000            200      12,800      (3,050)


 The accompanying notes are an integral part of the financial statements.



                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity
             From Inception on June 18, 1990 through April 30. 1996

                                                            Additional    Deficit accumulated
                                     Common Stock            Paid-in           during the
                                   Shares         Amount      Capital        Development Stage
                                  --------       --------   ----------    --------------------


 Balance at December 31, 1995       200,000      $   200    $  12,800     $ (3,050)

 Issuance of common stock
 for services                       200,000          200         -            -

 Stock issued for acquisition
   of Dakota Mining &
   Exploration, LTD.             10,000,000       10,000       62,538         -

Reorganization of retained
   earnings due to reverse
   acquisition                         -            -          75,014      (75,014)

 Net loss for the four months
   ended April 30, 1996                -            -             -         (3,400
                                 ----------     ---------    ---------    ---------
 Balance at April 30, 1996
   (Unaudited)                   10,400,000     $ 10,400     $150,352     $ 81,464
                                 ==========     =========    =========    =========


    The accompanying notes are an integral part of the financial statements.

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow

                                   For the                                          Cumulative
                                 four months                                           Total
                                 ended April      For the years ended December 31,     Since
                                   30, 1996          1995      1994      1993       Inception
                                 -----------       --------  --------  --------     -----------
                                 (Unaudited)
 Cash Flows From Operating
   Activities:
   Net loss                        $ (3,400)     $   (50)   $  (3,000)  $           $  (6,450)

 Less non-cash items
   Amortization                         400           -        3,000        -           3,400
   Stock issued for services            200           -           -         -             200
  (Increase)/decrease in
   prepaid expenses                   1,700       (1,700)         -         -          (2,850)
                                   --------      -------    ---------   --------    ----------
 Net Cash Used by Operating
  Activities                         (1,100)      (1,750)         -         -          (2,850)
                                   --------      -------    ---------   --------    ----------
 Cash Flows from Financing
  Activities:
  Proceeds from issuance of
   common stock                           -        4,000          -         -           4,000
                                   --------      -------    ---------   --------    ----------
  Net Cash Provided by
   Financing Activities                   -        4,000          -         -           4,000
                                   --------      -------    ---------   --------    ----------
  Net increase/(decrease) in
   cash and cash equivalents         (1,100)       2,250          -         -           1,150

 Cash and cash equivalents at
  beginning of year                   2,250           -           -         -            -

 Cash and cash equivalents at
  end of year                      $  1,150      $ 2,250    $     -     $   -       $   1.150
                                   ========      =======    =========   ========    ==========


    The accompanying notes are an integral part of the financial statements.

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants. Inc.)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
             April 30, 1996 (Unaudited), December 31, 1995, and 1994

 NOTE I - Summary of Significant Accounting Policies

     a.   Organization

          Canadian Northern Lites. Inc. (the Company) was first incorporated in the State of Nevada on June 18, 1990 as QQQ-Huntor Associates, Inc. On July 21, 1995 the Company changed its domicile to the State of Texas and merged into a Texas Corporation Unimex Transnational Consultants, Inc. On April 26, 1996, the Company reorganized and acquired all the issued and outstanding stock of Dakota Mining & Exploration LTD. (Dakota) for 10,000.000 shares of the Company's common stock. and change the name of the Company to Canadian Northern Lites. Inc. Dakota is a British Columbia Corporation, organized on January 12, 1994, as Eagle Ridge Manufacturing LTD. In July of 1995 it changed its name to Dakota. In January 1996, Dakota signed a letter of intent with Okanagan Opal, Inc. to enter on "option to purchase agreement." This agreement gives Dakota the option to purchase a 100% interest in the Klinker Properties, which consists of 30 mining claims in the Vernon Mining Division of British Columbia, Canada. These mines contain precious opals which the Company intends to extract.

     b.   Accounting Method

          The Company recognizes income and expense on the accrual basis of accounting.

     c. Earnings (Loss) Per Share

          The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

     d. Cash and Cash Equivalents

          The company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

     e.   Provision for Income Taxes

          No provision for income taxes have been recorded due to net operating loss carry forwards totaling approximately $6,000 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2009. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
             April 30, 1996 (Unaudited), December 31, 1995, and 1994

 NOTE I - Summary of Significant Accounting Policies (Continued)

     f.   Organization Expenses

          Expenses incurred in the organization or reorganization of the Company have been capitalized and are being amortized over a 60 month period.

 NOTE 2 - Going Concern

          The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company currently has no operating revenues and is dependent on financing to continue to make payments on the option agreement discussed in Note 6. The realization of the mining claims recorded is also dependent upon the successful mining of the mining claims discussed. Because these mining operations have not yet commenced, it is uncertain the Company can continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 NOTE 3 - Capitalization & Stock Split

          On April 10, 1991 the Company issued 120,000 shares of its common stock to officers, directors and other individuals for services performed in the organization of the Company.

          In October 1995 the Company completed a limited public offering of 48,000 shares of its previously authorized, but unissued common stock. Gross proceeds from the offering were $4,000.

          Also in October 1995, the Company issued 32.000 shares for services provided in connection with the reorganization of the Company. A value of $6,000 was assigned to the services by the board of directors.

          In January 1996, the Company issued 200,000 shares for services rendered.

          On April 26, 1996, the Board authorized the issuance of 10,000,000 shares of common stock for all the issued and outstanding stock of Dakota Mining. The net equity of Dakota was $72,538 at the time of acquisition.

          On April 17, 1996. the Company effected a 4 for I forward stock split. These financial statements have been retroactively restated to reflect the split.

                          Canadian Northern Lites, Inc.
                (formerly Unimex Transnational Consultants, Inc.)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
             April 30, 1996 (Unaudited), December 31, 1995, and 1994

 NOTE 4 - Development Stage Company

          The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and developing its business operation in order to generate significant revenues.

 NOTE 5 -Related Party Transactions

          The Company paid $1,700 to HJS Financial Services for management and consulting services performed in 1996. HJS is partially owned by a major shareholder and officer of the Company.

          Shareholders of the Company have advanced $35,735 to the Company to pay the required option payments on the mining claims discussed in Note 6.

 NOTE 6 - Mining Claims/Option Agreement

          As discussed in, Note 1. the Company entered into an "option to purchase agreement," whereby the Company may purchase a 100% interest in several opal mining claims in B.C. Canada. The option provides the Company to purchase a 20% interest in the properties for payments of $400,235, due at various times through July 31, 1996. The Company has the option to remain a 20% interest in what will then become a joint venture, or purchase additional interests each year for five years for a 100% interest. The five annual payments are for $1,143,530, beginning January 15, 1998, for a total purchase price of $6.117,883.

          At April 30, 1996 $111,450 in option payments had been made and subsequent to April 30, an additional $71,470 was made.